EXHIBIT 10.2

YOUBET.COM, INC.
EQUITY INCENTIVE PLAN

Establishment and Purpose

     This Youbet.com, Inc. Equity Incentive Plan (the “Plan”) has been adopted by the Board of Directors of Youbet.com, Inc. (the “Company”) as of April 18, 2005, and will become effective as of, and subject to, the approval of the Company’s shareholders (the “Effective Date”). The Plan constitutes an amendment, restatement and continuation of the You Bet International, Inc. 1998 Stock Option Plan, as it existed prior to this restatement.

     The purpose of the Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers, employees, advisors and consultants of, and others providing services to, the Company and its affiliates through the use of competitive long-term incentives which are tied to shareholder value. The Plan seeks to balance the interest of Plan participants and shareholders by providing incentives in the form of stock options, restricted stock, performance awards, dividend equivalents, deferred stock and stock appreciation rights, as well as other stock-based awards.

Article 1

Definitions

The following definitions shall be applicable throughout the Plan:

     (a) “Affiliate” means, in the case of an Incentive Stock Option, a Parent or Subsidiary entity, including a Parent or Subsidiary which becomes such after adoption of the Plan, and in all other cases, any entity which is controlled by or which controls the Company.

     (b) “Award” means, individually or collectively, any grant of an award or equity interest in the Company permitted by Section 4.2 of the Plan.

     (c) “Award Agreement” means a written agreement between the Company and a Participant with respect to an Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cause” means, except as otherwise provided in any Award Agreement of a Participant, (i) the repeated and willful failure of a Participant to substantially perform his or her duties after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any Affiliate believes the Participant has not substantially performed such duties; (ii) any willful or grossly negligent misconduct by the Participant which is materially injurious to the Company or any Affiliate, monetarily or otherwise; (iii) a Participant’s conviction of, or plea of no contest to, a felony involving moral turpitude; or (iv) an illegal act (or omission), or intentional act (or omission) of dishonesty or misrepresentation, taken by the Participant which is intended to result in the personal enrichment of the Participant at the expense of the Company or any Affiliate.

     (f) “Change of Control” means, except as otherwise provided in any Award Agreement of a Participant:

          (i) the merger or consolidation of the Company into another entity unless the shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company other than to a person that directly or indirectly controls, is controlled by or is under common control with the Company prior to such disposition;

          (iii) the liquidation or dissolution of the Company other than in connection with the merger or consolidation of the Company with and into another entity if shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation; or

          (iv) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company, a person that directly or indirectly controls or is controlled by or is under common control with the Company) of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934 as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or

          (v) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the members of the Board cease, by reason of one or more contested elections of Board membership, to be comprised of individuals who have been nominated for election as Board members by a majority of the Board members immediately preceding such election.

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any final or temporary rules or regulations promulgated under such section.

     (h) “Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee, or if no such selection has been made, the entire Board.

     (i) “Company” means Youbet.com, Inc., a Delaware corporation, and any successor corporations thereto.

     (j) “Deferred Stock” means an Award granted pursuant to Section 7.3 of the Plan (i.e., an Award of Shares to a Participant subject to certain restrictions imposed by the Committee).

     (k) “Dividend Equivalent” means an Award granted pursuant to Section 7.2 of the Plan (i.e., an Award of the right to payment of dividends with respect to Shares of the Company).

     (l) “Employee” means any individual in an employment relationship with the Company or any Affiliate.

     (m) “Fair Market Value” means, so long as the Shares are traded on a nationally recognized exchange or automated dealer quotation system, the closing price of the Shares on that day. If the Shares are not traded on such an exchange or system and are traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for the day. If the Shares are not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee.

     (n) “GAAP” means accounting principles generally accepted in the United States.

     (o) “Immediate Family” means, with respect to a Participant, the Participant’s spouse or lineal descendents (including adopted children, stepchildren, grandchildren and lineal decendents) and the adult spouses of adult lineal descendents.

     (p) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

     (q) “Independent Contractor” means a non-employee director, consultant, advisor or other individual performing personal services for the Company or any Affiliate. An advisor or consultant whose services are in connection with the offer or sale of securities in a capital-raising transaction, or the direct or indirect promotion or maintenance of a market for the Company’s securities, shall not be an Independent Contractor for purposes of the Plan.

     (r) “Independent Director” means a member of the Board who is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director,” within the meaning of Rule 16b-3.

     (s) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

     (t) “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

     (u) “Option” means a stock option awarded under Article 5 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Shares.

     (v) “Optionee” means an individual so designated in an Award Agreement who has been granted an Option by the Company pursuant to this Plan.

     (w) “Parent” means, in the case of an Incentive Stock Option, a corporation with an ownership interest in the Company as described in Section 424(e) of the Code, and in all other cases, any entity which controls the Company.

     (x) “Participant” means an individual who has been granted an Award under this Plan.

     (y) “Participating Company” means the Company or any Affiliate, which together shall be collectively referred to as the “Participating Company Group.”

     (z) “Performance Award” means an Award granted to a Participant pursuant to Section 7.1 of the Plan (i.e., an Award conditioned on the satisfaction of certain performance criteria).

     (aa) “Plan” means the Youbet.com, Inc. Stock Incentive Plan.

     (bb) “Restricted Stock Award” means an Award granted to a Participant pursuant to Article 6 of the Plan (i.e., an Award of interests in Shares subject to restrictions on continued ownership).

     (cc) “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

     (dd) “Shares” means the issued and outstanding shares of common stock of the Company or such stock as may be changed as contemplated by Article 10 below.

     (ee) “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 7.4 of the Plan (i.e., an Award equal to the appreciation in the value of a Share).

     (ff) “Subsidiary” means, in the case of an Incentive Stock Option, a corporation in which the Company has an ownership interest as described in Section 424(f) of the Code, and in all other cases, any entity controlled by the Company.

Article 2

Administration

     2.1 Plan Administration Generally. The Committee shall have the full, discretionary authority to administer the Plan. Not in limitation thereof, all questions of interpretation of the Plan or of any Award granted under the Plan shall be determined by the Committee, in its sole discretion, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.

     2.2 Composition of Committee. The Board shall appoint the members of the Committee. The Committee should consist solely of two or more Independent Directors. Notwithstanding the foregoing or any other provision of the Plan, the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors or to the officers of the Company the authority to grant Awards under the Plan (A) to eligible persons who are either (I) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) which, in any event, would not be considered qualified performance-based compensation within the meaning of Section 162(m) of the Code; and/or (ii) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s officers the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the 1934 Act.

Article 3

Eligibility

     Awards may be granted to any Employee or any Independent Contractor. The Committee shall determine which persons shall be granted Awards, the terms thereof and the number of Shares for which an Award may be granted. Awards of Options may be in the form of either Incentive Stock Options or Non-Qualified Stock Options, but Independent Contractors shall not be eligible to receive Incentive Stock Options.

Article 4

Shares and Awards Under the Plan

     4.1 Shares Subject to the Plan.

     (a) The maximum number of Shares which may be issued under the Plan shall be Nine Million Two Hundred Fifty Thousand (9,250,000) Shares, which includes Eight Million, Five Hundred Thousand (8,500,000) Shares authorized for issuance prior to the Effective Date. In the event that any outstanding Award for any reason lapses, expires or is terminated or canceled, the Shares allocable to the unexercised, forfeited, expired or canceled portion of such Award may again be subject to an Award. In the event a Participant pays the exercise price or purchase price of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any tax withholding obligation, the number of Shares tendered or withheld shall not be available for additional Awards. If a Stock Appreciation Right is settled in Shares, the number of Shares available under the Plan will be reduced by the full number of Shares covered by the Stock Appreciation Right, rather than by the number of Shares actually issued upon exercise. The Committee shall maintain a record of Shares subject to outstanding Awards under the Plan and the terms of such Awards, as well as a record of all Shares issued as a result of such Awards.

     (b) The Company may grant Awards under the Plan in substitution for awards held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Committee, provided such substitution does not otherwise constitute a repricing of any option awards under GAAP.

     4.2 Types of Awards Under the Plan. The Committee, in its sole discretion, may make the following types of Awards under the Plan:

     (a) Stock Options (Non-Qualified Stock Options and Incentive Stock Options);

     (b) Restricted Stock;
     (c) Performance Awards;
     (d) Dividend Equivalents;
     (e) Deferred Stock;
     (f) Stock Appreciation Rights; and/or
     (g) Bonus and Other Stock-based Awards.

     4.3 Limit on Full Value Awards. Notwithstanding any other provision of the Plan, from and after the Effective Date the Committee shall not issue Awards, other than Stock Options and Stock Appreciation Rights (including Stock Options and Stock Appreciation Rights that may qualify as Performance Awards), in excess of One Hundred Thousand (100,000) Shares. The Share amount in this Section 4.3 is subject to adjustment under Article 10.

Article 5

Stock Options

     5.1 Terms, Conditions and Form of Options. The Committee shall determine for each Option the number of Shares for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a Non-Qualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

     (a) Option Price. The exercise price for each Option shall be established in the sole discretion of the Committee, provided it shall not be less than the Fair Market Value of a Share on the date of grant, and provided further, that the exercise price per Share of an Incentive Stock Option granted to an Optionee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Participating Company, within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”), shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying with the provisions of Section 424(a) of the Code to the extent applicable. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the option for which it is substituted.

     (b) Exercise Period of Options. The Committee shall have the power to set the time or times within which each Option shall be exercisable, or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable, and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, and (ii) no

Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted. Unless otherwise specifically provided in an Award Agreement, no Option shall be exercisable after the date the Optionee’s service (as an Employee or Independent Contractor) with the Participating Company Group is terminated for Cause. Unless otherwise specifically provided in an Award Agreement, an Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than three (3) months after the date on which the Optionee’s employment with the Participating Company Group terminates (for reasons other than for Cause), unless the Optionee’s employment with the Participating Company Group shall have terminated as a result of the Optionee’s death, in which event the Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than twelve (12) months from the date of the Optionee’s death.

     (c) Payment of Option Price. Payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made in any manner permitted by the Committee, including, but not limited to: (i) payment in cash, (ii) by check or cash equivalent, (iii) with the consent of the Committee, by delivery or attestation of ownership of a number of Shares which have been owned by the Optionee for at least six months (or such other period as necessary to prevent an accounting charge) with a Fair Market Value equal to the exercise price, (iv) with the consent of the Committee, by delivery of a stock power and instructions to a broker to sell a sufficient number of Shares subject to the Option to pay such exercise price, (v) such other consideration as the Committee determines is consistent with the Plan and applicable law, or (vi) with the consent of the Committee, any combination of the foregoing methods. Any Shares used to exercise Options to purchase Shares (including Shares withheld upon the exercise of an Option to pay the exercise price of the Option) shall be valued in accordance with procedures established by the Committee. If the Committee, in its discretion, permits the consideration to be paid through a broker-dealer sale and remittance procedure, the Committee may require the Optionee (I) to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a sufficient number of the purchased Shares to pay the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option exercise price payable for the purchased Shares and/or all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase, (II) to provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction, and (III) to provide irrevocable instructions to the brokerage firm to remit such sale proceeds to the Company.

     (d) $100,000 Limitation. The aggregate Fair Market Value, determined as of the date on which an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000 or such other limitation imposed under Section 422 of the Code. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

     (e) Annual Limit. No individual may be granted in any calendar year Options to purchase more than 1,000,000 Shares. The Share amount in this Section 5.1(e) is subject to adjustment under Article 10. This annual limit does not apply to any Awards other than Options; the annual limitation for these other Awards is set forth in Section 7.6.

     5.2 Effect of Change in Stock Subject to Plan. The Committee shall make appropriate adjustments in the number and class of Shares subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. Notwithstanding the foregoing, such adjustments shall be made to prevent the dilution or enlargement of the rights granted under the Options as a result of any of the foregoing events. Adjustments (if any) made by the Committee shall be final and binding on the Optionee as well as his or her successors, heirs or assigns.

Article 6

Restricted Stock

     6.1 Awards of Restricted Stock. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such Shares during the Restricted Period (as defined in Section 6.2) and the requirement that the Participant forfeit such Shares back to the Company without any consideration paid by the Company therefor upon failure to satisfy within the Restricted Period the requirements set forth in the Award Agreement. Restricted Stock may be granted alone or in addition to other Awards under the Plan. The grant of any Restricted Stock by the Company shall be evidenced by an Award Agreement.

     6.2 Restricted Period. The Committee shall establish the Restricted Period with respect to each Award of Restricted Stock. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction prior to the expiration of the Restricted Period of the requirements set forth in the Award Agreement. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

     Except as otherwise provided in a Participant’s Award Agreement, a Participant shall cease vesting in all or any portion of a Restricted Stock Award as of the date his or her services for the Participating Company Group terminate, for whatever reason, and any Awards that are not vested as of the date of such termination shall be forfeited; provided the Committee may, in its discretion, provide that a Participant whose services for the Participating Company Group are terminated for any reason, other than Cause (including as a result of death or disability) and/or following a Change of Control, may vest in all or any portion of his Restricted Stock Award. Any Restricted Stock Award not so vested shall be forfeited.

     6.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement or except as otherwise provided in this Plan, the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

     6.4 Delivery of Restricted Stock. Restricted Stock awarded to a Participant under the Plan may be held under the Participant’s name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. Subject to Section 8.5 below, a Participant shall be entitled to delivery of stock certificates only when he or she becomes vested in accordance with the terms of his or her Restricted Stock Award.

     6.5 Forfeitures. Any Shares of Restricted Stock which are forfeited shall become the property of the Company and shall again immediately become available for award under the Plan, and all of the rights of such Participant to such Restricted Stock and all rights as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

Article 7

Additional Awards

     7.1 Performance Awards. The Committee is authorized, in its sole discretion, to grant Performance Awards to Participants on the following terms and conditions:

     (a) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee. Performance criteria may be any of the following: net revenue, total revenue, handle, economic value-added operating income before provisions for LIFO accounting, taxes, contributions to the Company’s profit sharing plan and executive bonuses; cash flow return on investment; sales revenue; operating cash flow; pre-tax earnings; earnings; profit; earnings before taxes; earnings before interest, depreciation, taxes and amortization; working capital; return on equity; net income; operating income; revenue; earnings per share and stock price, stock price/earnings; return on assets (or total assets); return on earnings assets; operating expenses; selling, general and administrative expenses; inventory (or inventory turnover); debt; profit margin (net income/sales); accounts receivable (accounts receivable turnover, collection periods); write-offs; cash; cost of goods sold; liquidity (current assets/current liabilities); and debt to equity ratio.

     (b) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and shall have such other terms as shall be determined by the Committee.

     (c) Performance-Based Awards. Performance Awards, as well as performance-based Restricted Stock under Article 6, and certain other Share-based Awards subject to performance criteria, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The performance goal(s) shall be selected by the Committee from the performance criteria set forth in Subsection 7.1(a), above. A performance goal need not be based on an increase or positive result.

     The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of other performance criteria not specified in Subsection 7.1(a), or otherwise at the discretion of the Committee, as may be provided in the Award Agreement.

     7.2 Dividend Equivalents. The Committee is authorized, in its sole discretion, to grant Dividend Equivalents to Participants. These Awards shall consist of the right to the payment of amounts equal to the value of dividends that may be paid with respect to Shares in the future. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

     7.3 Deferred Stock. The Committee is authorized, in its sole discretion, to grant Deferred Stock to Participants, on the following terms and conditions:

     (a) Award and Restrictions. Subject to Section 8.6, delivery of Shares will occur upon expiration of the deferral period specified in the Award Agreement by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine and set forth in the Award Agreement.

     (b) Forfeiture. Except as otherwise determined by the Committee, upon termination of the Participant’s service (as an Employee or Independent Contractor) with the Participating Company Group for any reason other than Cause during the applicable deferral period, as provided in the Award Agreement, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

     7.4 Stock Appreciation Rights. The Committee is authorized, in its sole discretion, to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive payment in cash or Shares (at the discretion of the Committee), upon exercise of a Stock Appreciation Right, an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or a Change of Control) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

     (b) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

     7.5 Bonus and Other Stock-Based Awards. The Committee is authorized, in its sole discretion, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to the value of Shares or the value of securities of or the performance of a Participating Company. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

     7.6 Maximum Individual Awards. No individual may be granted in any calendar year more than 1,000,000 Shares subject to any combination of Performance Awards, Restricted Stock, or other Share-based Awards (excluding Options) subject to performance criteria. The Share amounts in this Section 7.6 are subject to adjustment under Article 10 and are subject to the Plan maximum under Article 4.

Article 8

Additional Provisions Applicable to Awards

     8.1 Award Agreements. Each Award granted hereunder shall be evidenced by a written Award Agreement that shall specify the number of Shares subject to the Award, the installments, if any, in which the Award shall vest and become exercisable, the date of the expiration of such Award, and such other terms and conditions as the Committee shall determine.

     8.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan, may in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. The Committee shall not grant any Award in substitution for any Option, Stock Appreciation Right or similar Award if the effect of such substitution would constitute a repricing of the Option under GAAP. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards, provided such grant does not constitute a repricing of an Option under GAAP.

     8.3 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award granted under this Plan exceed a period of ten years from the date of its grant.

     8.4 Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by a Participating Company upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

     8.5 Issuance of Shares.

     (a) As soon as practicable after the settlement of any Award, including full payment for the Shares purchased pursuant thereto and the satisfaction of any withholding-tax liability arising with respect to the settlement of any such Award, the Company shall duly issue such Shares to the Participant and shall cause to be delivered to the Participant a stock certificate or certificates representing such Shares and bearing such restrictive legends as the Committee may deem necessary or appropriate to ensure compliance with the Plan and all applicable laws, rules and regulations.

     (b) Notwithstanding anything to the contrary contained herein, the Company may, in its discretion, defer the issuance and delivery of Shares otherwise deliverable hereunder until completion of the process of listing the Shares on a national exchange or the filing, registration or other qualification of the Shares under any state or federal law, rule or regulation as the Company may deem appropriate, provided that the Company diligently pursues such listing, registration or qualification. The Company may require any Participant to make such representations and furnish such information as the Company may deem appropriate in connection with the issuance or delivery of Shares, in compliance with all applicable laws, rules and regulations.

     (c) The Committee may impose such restrictions on any Shares issued in settlement of any Award as it may deem advisable, including without limitation restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, under any blue-sky or state securities laws applicable to such Shares and under any applicable stockholders’ or other agreement.

     8.6 Taxes and Withholding.

     (a) As a precondition to the delivery of any Shares or other payment in settlement of any Award, the Company shall have the right and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law to be withheld by the Company or any Affiliate upon delivery of Shares or other payment under any Award. The Participant may discharge such obligation in whole or in part with respect to the minimum withholding-tax liability arising upon the settlement of any Award (but no more than such minimum) (a) by transferring and delivering to the Company previously owned Shares, which shall be valued at their Fair Market Value on the date of transfer; (b) with the prior approval of the Committee, by authorizing the Company in writing to deduct and retain Shares, valued at their Fair Market Value, as of the date of exercise, from the Shares otherwise to be issued upon settlement; (c) with the prior approval of the Committee, by any combination of the foregoing methods of payment; or (d) with the prior approval of the Committee, by any other method acceptable to the Committee.

     (b) A Participant who files an election with the Internal Revenue Service to include the Fair Market Value of any Award in gross income at such time as may be permitted under Code Section 83(b) shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes, domestic or foreign, required to be withheld with respect to such election.

     8.7 Awards Non-Transferable. During the lifetime of the Participant, the rights under any Incentive Stock Option shall be exercisable only by the Participant. No Award shall be sold, assigned, transferred, made subject to gift, mortgaged, pledged, encumbered or otherwise disposed of by the Participant, except the Participant may transfer an Award by will or by the laws of descent and distribution, and the Committee may permit an Award other than an Incentive Stock Option to be transferable to members of the Participant’s Immediate Family or to a trust, partnership or other entity for the benefit of the Participant and/or any member of the Participant’s Immediate Family.

     8.8 Term. No Awards shall be granted under this Plan more than ten (10) years after the Effective Date.

Article 9

Change of Control

     9.1 Effect of Change of Control. Upon the consummation of a Change of Control, if the surviving corporation or the purchaser, to the extent applicable, does not assume the obligations of the Company under the Plan, then irrespective of the vesting provisions contained in individual Award Agreements, all Awards shall become vested and, with respect to any Award that is an Option or Stock Appreciation Right, immediately exercisable in full and each Participant will be afforded an opportunity to exercise his or her Options or Stock Appreciation Right, immediately prior to the consummation of the Change of Control (and conditioned upon the consummation of the Change of Control) so that they can participate in the transaction if they so desire. To the extent that the Plan is assumed by the successor corporation or its parent company, a Change of Control will have no effect on the vesting or exercisability of outstanding Awards except to the extent otherwise provided in the individual Award Agreement.

     9.2 Authority to Vary Terms of Awards. The Committee may, in its sole discretion, provide in each Award Agreement the treatment or disposition of any Award upon a Change of Control, including, without limitation, providing for: vesting upon the occurrence of a Change of Control; that an Award shall not become vested upon a Change of Control; vesting upon termination of personal services following a Change of Control; vesting upon termination of personal services in anticipation of a Change of Control; the surrender or substitution of any Award for consideration in connection with a Change of Control; or the payment of any amounts in connection with any Awards as the result of a Change of Control.

Article 10

Changes in Capital Structure

     In the event that the Company hereafter declares a dividend payable in, or subdivides or combines Shares, or engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of Shares, Change of Control or any other event affecting the Shares, the Committee shall make appropriate adjustment in the number (including without limitation the aggregate numbers specified in Section 4.1(a), Section 4.3, Section 5.1(e) and Section 7.6) and kind of Shares that are or may become subject to Awards granted or to be granted hereunder, and in the exercise price of Options or Awards granted hereunder, and shall take such other action as in its judgment shall be necessary or appropriate to equitably preserve each Participant’s rights with respect to such Awards substantially proportionate to his or her respective rights existing prior to such event. The decision of the Committee with respect to any matter referred to in this Article 10 shall be conclusive and binding upon each Participant. The Company shall give each Participant written notice of any adjustments to an Award of the Participant or the terms and conditions thereof made pursuant to this Article 10. Nothing herein is intended to preserve an Participant’s equity interest in the Company against dilution resulting from the issuance of additional securities by the Company subsequent to the grant of an Award.

Article 11

Beneficiary Designation

     Each Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who shall acquire the Participant’s rights under the Plan in case the Participant dies before exercising all of such rights. A Participant may designate such beneficiary or beneficiaries by giving the Company written notice thereof in a form prescribed by or acceptable to the Company. Except to the extent the Participant otherwise directs, each such designation shall revoke all prior designations by the Participant, and such notice shall be effective only when given to the Company (including postmarked) during the Participant’s lifetime. In the absence of an effective designation or if all duly designated beneficiaries predecease the Participant (or fail to survive the Participant by at least ten business days), any rights remaining unexercised at the Participant’s death shall be exercised by his or her estate. In the event of a Participant’s death, all actions that he or she would otherwise be entitled to take under the Plan may be taken by his or her beneficiary or estate, as the case may be, and all references in this Plan to “Optionee” or “Participant” shall, under such circumstances, be deemed to include such beneficiary or estate.

Article 12

Rights of Participants

     No Participant shall acquire any rights as a stockholder of the Company hereunder unless and until, and except to the extent that, a stock certificate representing Shares duly earned by such Participant pursuant to any Option or other Award has been issued to such Participant or the Restricted Stock Award confers such rights on the Participant. Nothing in this Plan or any Award Agreement shall confer upon any Participant any right to continue in the employment of the Participating Company Group, or to serve as an Independent Contractor, or interfere in any way with the right of a Participating Company to terminate the Participant’s employment or Independent Contractor relationship at any time. Unless specifically provided otherwise, no grant of an Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall specifically determine otherwise. No Participant shall have any claim to an Award unless and until it is actually granted under the Plan, an Award Agreement is delivered to the Participant, and if applicable, the Participant has complied with any prerequisites for such Award (including, but not limited to, countersigning the Award Agreement, if applicable). To the extent that any person acquires a right to receive cash payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All cash payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

Article 13

Amendment, Modification and Termination

     13.1 Amendment. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Shares are then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders. The Board shall not amend the Plan to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right under GAAP without obtaining shareholder approval of such amendment.

     13.2 Awards Previously Granted. No amendment, modification, suspension or termination of the Plan (including this amendment and restatement of the Plan) shall automatically change the terms of any Awards issued prior to the effective date of such amendment, modification, suspension or termination of the Plan, which Awards shall continue to be subject to the terms of the Plan prior to such effective date and the terms of the outstanding Award Agreements. Notwithstanding the preceding sentence, (i) the Committee may modify the form, terms and conditions of any outstanding Award (to the extent consistent with the terms of the Plan) in such manner, not materially adverse to the Participant, as the Committee in its discretion may determine, and (ii) with respect to any Participant subject to foreign tax laws or regulations, the Committee may vary the form, terms and conditions of any Option or Award (to the extent consistent with the terms of the Plan) as the Committee in its discretion may deem necessary or advisable to allow the Participant to qualify for favorable tax treatment under such foreign tax laws or regulations.

Article 14

Indemnification

     No member of the Board or the Committee (or any delegate thereof) shall be personally liable by reason of any contract or other instrument executed by such member (or on behalf of such member) in his or her capacity as a member of the Board or Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees and any sum paid in settlement of a claim with the approval of the Committee) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s fraud or bad faith. The right of indemnification provided for in this Article 14 shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

Article 15

Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.

Article 16

Miscellaneous

     16.1 Applicable Law. The Plan and the grant of Awards hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. To the extent not preempted by federal law, this Plan and all actions taken hereunder shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of laws.

     16.2 Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

     16.3 Gender and Number. Except when otherwise indicated by the context, references herein to one gender shall include the other gender, and references herein to the singular or plural shall include the plural or singular.

     16.4 Headings. The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.

     IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing Plan was duly adopted by the Board as of the date first written above, subject to and conditioned upon approval of the Plan by the Company’s shareholders, which approval was obtained at the Company’s annual meeting of shareholders on June 2, 2005.

YOUBET.COM, INC.
By:	/s/ Charles R. Bearchell
Title:	Chief Financial Officer